UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 15, 2013 (March 13, 2013)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2013, the Board of Directors of the Company (the “Board”), upon recommendation of the Compensation Committee, approved the following base salary increases, effective January 1, 2013: Tillman E. Pearce, Chief Medical Officer —$361,000 Stewart M. Kroll, Senior Vice President of Biostatistics and Clinical Operations —$320,000, Mark D. Matteucci, Senior Vice President, Discovery Research—$310,000, and Joel Fernandes, Vice President, Finance and Controller—$263,000.

Also on March 13, 2013, the Board, upon recommendation of the Compensation Committee, approved the following bonuses for services rendered to the Company during the fiscal year ended December 31, 2012: Harold E. Selick, the Company’s Chief Executive Officer —$287,500 (acted on and approved solely by the independent members of the Board), Dr. Pearce—$104,508, Mr. Kroll —$106,459, Dr. Matteucci —$101,351, and Mr. Fernandes—$76,257.

Also on March 13, 2013, the Board, based upon the recommendation of the Compensation Committee, granted an incentive stock option to each of the Company’s executive officers under the Company’s 2004 Amended and Restated Equity Incentive Plan (the “Plan”), which was filed as Exhibit 10.2 to the Company’s annual report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2012. Each option is exercisable for the following number of shares of the Company’s common stock (“Common Stock”): Dr. Selick – 360,000 shares, Dr. Pearce —140,000 shares, Mr. Kroll —100,000 shares, Dr. Matteucci —115,000 shares, and Mr. Fernandes—90,000 shares. Each of these options has a term of 10 years and a vesting commencement date of March 13, 2013. The shares of Common Stock subject to each option will vest as to 1/48th of the shares on a monthly basis such that the options are 100% vested as of March 13, 2017, assuming the executive officer continues to remain an employee of the Company. The exercise price per share for each option is $5.09 per share, the closing sales price of the Company’s Common Stock on the NASDAQ Capital Market on the date of grant.

Also on March 13, 2013, the Board, based upon the recommendation of the Compensation Committee, approved increasing the annual retainer for members of the Audit Committee by $1,000 to $11,000 and increasing the annual retainer for the chair of the Audit Committee by $2,750 to $18,750.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes Vice President, Finance and Controller

Date: March 15, 2013